Gates Industrial Announces Departure of CFO, Appoints Interim CFO

Denver, December 11, 2019 – Gates Industrial Corporation plc (NYSE:GTES), a global manufacturer of innovative, highly engineered power transmission and fluid power solutions,  today announced that David Naemura, Chief Financial Officer, will depart the company effective January 31st, 2020. Mr. Naemura is leaving to become the CFO of a new company to be formed by Fortive in association with its planned separation into two independent publicly traded companies.
“David has been the CFO of Gates since early 2015 and has made significant contributions to the success of our business while the company transitioned from a Blackstone-owned business through the Gates IPO in 2018,” said Ivo Jurek, Chief Executive Officer. “On behalf of the company, I wish David every success in the future and would like to thank him for his contributions. David is leaving a business that is in very good shape and well on track to deliver on our long-term vision,” he added.
David Naemura, Chief Financial Officer, commented, “My time at Gates has been a tremendous experience with a truly great business. The unique opportunity in front of me, at a time that is also well-aligned with many personal factors, makes this the right time to enter the next stage of my career. I leave with the company operationally and financially strong, and on a great trajectory for its future.”
David Wisniewski, Senior Vice President and Chief Accounting Officer, will assume the responsibility of interim CFO while the company conducts its search for a new CFO. Mr. Wisniewski joined Gates in April of 2018 and is well qualified to serve in this interim role. Prior to joining Gates, he held roles of increasing responsibility in the finance and accounting functions at General Motors Company, most recently as Global Business Services CFO, and was previously a partner at Ernst & Young.
About Gates
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse replacement channel customers and to original equipment ("first-fit") manufacturers as specified components. Gates participates in many sectors of the industrial and consumer markets. Gates products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners, and virtually every form of transportation. Gates products are sold in 128 countries across four commercial regions: the Americas; Europe, Middle East and Africa; Greater China; and East Asia and India. More about Gates can be found at www.gates.com.

Forward‐Looking Statements and Information
This press release contains forward-looking statements, which involve risks and uncertainties. Forward-looking statements include all statements that are not historical facts. In some cases you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "predicts," "intends," "trends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Forward-looking statements are based on the Company's current expectations and actual results may differ materially. Other risks and uncertainties are more fully described in the section entitled "Item 1A. Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2018, as filed with the Securities and Exchange Commission (the "SEC"), as such factors may be updated from time to time in the Company's periodic filings with the SEC. Investors are urged to consider carefully the disclosure in our filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Gates undertakes no obligation to update or supplement any forward-looking statements as a result of new information, future events or otherwise, except as required by law.
Source: Gates Industrial Corporation plc
Contact
Bill Waelke
(303) 744-4887
investorrelations@gates.com